Exhibit 32

Certification Pursuant to

18. U.S.C. Section 1350, As Adopted Pursuant to Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of ICTV Brands Inc. (the “Company”) on Form 10-K for the period ended December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kelvin Claney, Chief Executive Officer and Chairman, Richard Ransom, President, and Ernest P. Kollias, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge and belief:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 28, 2017

/s/ Kelvin Claney
Kelvin Claney, Director and Chief Executive Officer

/s/ Richard Ransom
Richard Ransom, President

/s/ Ernest P. Kollias, Jr.
Ernest P. Kollias, Jr., Chief Financial Officer